EXHIBIT 10.2


                                LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is made and entered into as of the 7th day of November, 2001, effective as of the close of business on October 31, 2001, by and between CRG ACQUISITION CORP., a Georgia corporation ("Landlord") and Thomas Nelson, Inc., a Tennessee corporation ("Tenant").


                                 WITNESSETH:

     WHEREAS, Tenant desires to lease certain real property located in Beacon Falls, Connecticut and more particularly described on Exhibit A attached hereto and incorporated herein (the "Land") together with any and all improvements thereon (the "Building"; the Land and the Building are collectively the "Premises");

     WHEREAS, Landlord is willing to lease the Premises to Tenant subject to the terms and conditions set forth herein; and

     WHEREAS, Tenant desires to lease the Premises from Landlord in accordance with the terms of this Lease;

     NOW, THEREFORE, for valuable consideration and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


     1.  Premises, Term, and Rent.
         ------------------------

         (a) Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

         (b) The term of this Lease shall be from October 31, 2001 (the "Lease Commencement Date") to October 31, 2003 (the "Term"). The rental for the Term shall be $1.00, payable on the Lease Commencement Date. Each period commencing on the 1st day of November and ending on the next 31st day of October is referred to herein as a "Lease Year".


     2.  Absolute Net Lease.
         ------------------

     All rent payments shall be absolutely net to the Landlord free of taxes (other than federal, state or local income taxes calculated on the net income of Landlord), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, real estate or other property taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto.


     3.  Repairs and Maintenance.
         -----------------------

         (a) Tenant will keep the Premises, including without limitation interior walls, roof, sprinkler system, HVAC system, electrical wiring, plumbing system, parking lot, adjoining yard, floors, ceiling, glass and light fixtures, as clean and in as good repair as same are at the commencement of the Term hereof or may be put in during the continuance thereof, reasonable wear and tear excepted. Tenant acknowledges that there is a roof leak which Tenant agrees to repair prior to the Commencement Date.

         (b) Tenant shall be responsible for the payment of all bills and/or assessments for electrical, natural gas, water and sewer, telephone and other utilities serving the Premises. To the extent that Landlord shall be billed for any such services Tenant shall reimburse Landlord for the amount thereof within fifteen (15) days of being furnished with a statement from Landlord with respect thereto.


     4.  Insurance.
         ---------

     Tenant will keep the Building insured against damage by fire and casualty, with broad form all risk coverage, in an amount equal to the full replacement cost thereof, with a company reasonably acceptable to Landlord. Such insurance shall provide that each of Landlord and Bank of America, N.A., the holder of the first mortgage on the Premises ("Landlord's Mortgagee"), shall be an "Additional Insured" thereunder. The policy shall provide that it will not be cancelled without ten (10) days prior notice to Landlord and Landlord's Mortgagee and that no act or omission of Tenant will invalidate coverage as to Landlord or Landlord's Mortgagee.


     5.  Right of Entry.
         --------------

     Landlord may at reasonable times and on reasonable notice to Tenant enter the Premises to inspect them and to show the Premises to persons who may wish to purchase the same, provided Tenant's occupancy is not unreasonably interfered with.


     6.  Renovations and Alterations of Premises.
         ---------------------------------------

     Subject to Landlord's approval of all plans and specifications for renovations and alterations in excess of $100,000, which approval will not be unreasonably withheld, conditioned, or delayed, and subject to the condition that Tenant shall allow no lien to be placed against the Premises or the Building, Tenant shall have the right, at its sole cost and expense, to renovate, alter, and use the Premises in connection with its business and to make related improvements. All alterations, additions, repairs, replacements and improvements made to or upon the Premises shall be deemed to be part of the Premises upon the expiration or termination of this Lease.


     7.  Fire or Other Casualty.
         ----------------------

         (a) If the Premises should be damaged or destroyed by fire or other casualty so as to cause damage in excess of $100,000, Tenant shall have the option of either (i) restoring the Premises to its condition immediately prior to the casualty, or (ii) purchasing the Premises at the Purchase Price (as hereinafter defined) and upon the terms set forth in
     Section 22(a)(ii) of this Lease. Tenant shall notify Landlord of Tenant's election to so restore or purchase within thirty (30) days after the damage or destruction.

         (b) If the Premises should be damaged or destroyed by fire or other casualty so as to cause damage less than or equal to $100,000, Tenant shall restore the Premises to its condition immediately prior to the casualty.

         (c) Upon the occurrence of damage to or destruction of the Premises as described in either paragraph (a) or (b) of this Section, Tenant shall be entitled to receive all insurance proceeds except if Tenant elects to purchase the Premises as described in paragraph (a)(ii) of this Section, in which event $2,500,000 of such insurance proceeds (or the entire amount of such insurance proceeds if such insurance proceeds do not exceed $2,500,000) shall be paid to and received by Landlord's Mortgagee in trust for application against the Purchase Price.


     8.  Eminent Domain.
         --------------

         (a) If all of the Premises shall be taken or condemned by any competent authority for any public use or purpose, then the Term of this Lease (including without limitation the Put Option described in Section 22(a) hereof) shall cease on the day prior to the taking of possession by such authority or the day prior to vesting of title in such authority, whichever first occurs, and the entire award of damages or compensation for such taking shall belong to and be the property of Landlord; provided, however, that if the total amount of such award exceeds the Purchase Price, then within 30 days after Landlord's receipt of such award, Landlord shall deliver to Tenant the difference between the amount of the award and the Purchase Price.

         (b) If a portion (but less than all) of the Premises shall be taken or condemned by any competent authority for any public use or purpose, then the Term hereby granted shall cease with respect to the portion of the Premises so taken on the day prior to the taking of possession by such authority or the day prior to vesting of title in such authority, whichever first occurs, and the entire award of damages or compensation for such taking shall belong to and be the property of Landlord; provided, however, the Purchase Price shall be reduced by an amount equal to the entire amount of damages or compensation awarded to Landlord.


     9.  Surrender of Premises.
         ---------------------

     At the expiration of the Term of this Lease, Tenant shall peaceably yield up to Landlord the Premises and all erections and additions made thereto except as hereinbefore provided, in good repair in all respects, reasonable use, wear and tear and damage by fire or other casualty or by condemnation excepted.


     10.  Holding Over.
          ------------

     Should Tenant hold over the Term hereby created with the consent of Landlord, Tenant shall become a tenant from month to month at the monthly rental then payable hereunder and otherwise upon the covenants and conditions in this Lease contained, and shall continue to be such tenant until thirty (30) days after either party serves upon the other notice of intention to terminate such monthly tenancy.


     11.  Use of Premises.
          ---------------

     The Premises shall be used for any legal purposes. Tenant will not at any time use or occupy the Premises in violation of laws, ordinances, or regulations of any government or agency having jurisdiction or in violation of Landlord's insurance contract(s).


     12.  Indemnity Insurance.
          -------------------

     All property of any kind that may at any time be used, left or placed on the Premises during the term of this Lease shall be at the sole risk of the Tenant. Tenant shall carry contents coverage insurance on its contents.

     Tenant agrees to provide public liability insurance naming Landlord as additional insured to protect Landlord from loss customarily covered by such insurance in at least the following amount:

                      $2,000,000- Combined Single Limit


     13.  Quiet Enjoyment.
          ---------------

     As long as Tenant is not in default hereunder, Landlord covenants that Tenant shall peaceably hold and enjoy the Premises, subject to the terms of this Lease. All entrances, exits, approaches and means of entrance and approach, and all access to light and air now enjoyed by the Premises, shall be and remain intact and uninterrupted by any act of Landlord during the term of this Lease.


     14.  Assignment and Subleasing.
          -------------------------

     The Tenant may not assign or encumber this Lease or sublet the Premises, either in whole or in part, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion; provided however, Tenant may assign this Lease to an entity controlled by, in control of or under common control with Tenant or to any acquiror of all or substantially all of its assets without Landlord's consent. Consent to one assignment or subletting will not be deemed a consent to any other. In the event of any assignment or subletting, Tenant shall remain fully responsible under this Lease.


     15.  Attorney's Fees.
          ---------------

     In the event it becomes necessary for either party to employ an attorney to enforce compliance with any of the covenants or agreements herein contained, the losing party shall be liable to the prevailing party for reasonable attorney's fees, costs and expenses.


     16.  Notice.
          ------

     Any notices required to be sent hereunder shall be hand delivered or sent by a nationally recognized overnight delivery service (such as FedEx) or by certified mail (return receipt requested) to the following addresses:


          LANDLORD:                 CRG Acquisition Corp.
                                    c/o Treat Entertainment, Inc.
                                    3101 Clairmont Road, Suite C
                                    Atlanta, GA  30329
                                    Attention:  Harold M. Anderson, CEO

          with a copy to:           Timothy K. Corley, P.C.
                                    600 SunTrust Bank
                                    201 S. Court Street
                                    Florence, AL 35631
                                    Attention:  Timothy K. Corley


          TENANT:                   Thomas Nelson, Inc.
                                    501 Nelson Place
                                    Nashville, TN  37214
                                    Attention:  Eric D. Heyden,
                                    Vice President and General Counsel

          with a copy to:           Bass Berry & Sims PLC
                                    315 Deaderick St., Suite 2700
                                    Nashville, TN 37238-3001
                                    Attention:  James H. Cheek, III


     17.  Default and Remedies.
          --------------------

     The following events shall constitute a default or breach of this Lease by
Tenant: If Tenant shall fail to perform or comply with any material conditions of this Lease within thirty (30) days after notice by Landlord to Tenant specifying the condition to be performed or complied with; or, if the performance cannot be reasonably had within the thirty (30) day period, Tenant shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.

     In the event of any default by Tenant hereunder, Landlord at any time thereafter, may re-enter the Premises and expel, remove, and put out Tenant or any person or persons occupying the Premises and may remove all personal property therefrom. Upon re-entry Landlord may, at its option, relet the Premises or any part thereof as the agent of Tenant, and Tenant shall pay Landlord the difference between the rent hereby reserved for the portion of the term remaining at the time of re-entry and the amount received under such reletting for such portion of the term.

     All actions taken by Landlord pursuant to this Section shall be without prejudice to any other remedies that otherwise might be used for the collection of arrears of rent or for the preceding breach of covenant or conditions.

     If Tenant has failed to cure any default hereunder within the applicable periods of grace and/or notice and cure set forth above, Landlord may elect, but shall not be obligated, to comply with any condition, agreement, or term required hereby to be performed by Tenant, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for such correction by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action as may be otherwise permissible hereunder in the case of any default.

     In the event any termination by Landlord takes place hereunder, the rights and obligations of the parties under Section 22 hereof shall survive any such termination until October 31, 2003.


     18.  No Waiver.
          ---------

     The subsequent acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by Tenant other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Landlord shall not constitute a waiver of any other breach regardless of knowledge thereof.


     19.  Gender.
          ------

     Wherever appropriate herein, the words "Landlord" and "Tenant" and the pronouns referring thereto, shall be construed singular or plural, masculine, feminine or neuter as the facts warrant.


     20.  Broker.
          ------

     Each party warrants and represents that no broker was involved in negotiating or consummating this Lease, and agrees to indemnify and hold harmless the other from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by it with regard to the Premises.


     21.  Waiver of Subrogation.
          ---------------------

     Landlord and Tenant hereby waive all rights of recovery and causes of action that either has or may have or that may arise hereafter against the other, whether caused by negligence, intentional misconduct, or otherwise, for any damage to premises, property or business caused by any perils covered or coverable by all-risk fire and extended coverage, building, contents, and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided; however, that the foregoing waivers shall be ineffective if they invalidate any policy of insurance of the parties hereto, now or hereafter issued. Landlord and Tenant will use their best efforts to have their respective insurance companies waive their rights of subrogation as contemplated herein.


     22.  Tenant's Repurchase Obligation and Rights.
          -----------------------------------------

         (a) Landlord shall have the option to require Tenant to purchase the Premises on the terms set forth in this Section 22(a) (the "Put Option"). If Landlord exercises such right upon the terms set forth below, Tenant shall purchase the Premises from Landlord for a cash price equal to TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($2,500,000.00)
     (the "Purchase Price"), unless otherwise reduced as set forth in
     Section 8 above.


            (i) Landlord shall provide Tenant with notice (the "Put Notice") of Landlord's desire to exercise the Put Option at least 180 days prior to closing; provided, however, that in no event shall Landlord provide the Put Notice earlier than six months and one day after the Lease Commencement Date or later than eighteen months and one day after the Lease Commencement Date. Upon the later of (A) Tenant's receipt of such notice or (B) 30 days after the date Landlord gives notice of the termination of Warehouse and Fulfillment Services under the Transition Services Agreement, Tenant shall be entitled to advertise the Premises for sale and to otherwise market the Premises, all as Tenant may so desire, so long as Tenant's actions do not disrupt the provision of Services under the Transition Services Agreement dated of even date herewith; notwithstanding the above, Tenant shall be entitled to commence advertising no later than 90 days prior to the date of closing hereunder.


            (ii) Closing shall take place on the 180th day following Tenant's receipt of the Put Notice, but in no event shall closing occur earlier than the second day of the second Lease Year nor later than October 31, 2003. Closing shall be consummated utilizing an escrow at a national title insurance company selected by Tenant. Such escrow shall be documented on such title company's standard sale escrow instructions. As a condition to Tenant's obligation to close, and in consideration of the sale, Landlord shall make the same representations as Tenant made in Sections 4.10(a), (c), (d) and (e) and 4.21 of the Amended and Restated Asset Purchase Agreement dated October 31, 2001 by and between Landlord, Tenant, The C.R. Gibson Company and C.R. Gibson Sales Company, Inc. (the "Asset Purchase Agreement") (and using the defined terms therein) as to Landlord's ownership and the condition of the Premises, but otherwise Tenant or its designee shall accept the condition of the Premises and Landlord's title thereto as Tenant or Gibson conveyed the same to Landlord, with no additional title matters or conditions, including environmental conditions, relating thereto, whether caused or created by Landlord or by a third party; notwithstanding the preceding part of this sentence, if Landlord is unable to make a required representation as a direct result of any action of Tenant or because The C.R. Gibson Company breached its representations to Landlord contained in Section 4.10 of the Asset Purchase Agreement, the Tenant shall be required to close despite Landlord's inability to make the representation. As a condition to Tenant's obligation to close, and in consideration of the sale, Landlord shall provide Tenant either (i) an updated survey or
        (ii) a copy of an ALTA survey dated no earlier than October 1, 2001 and a current affidavit that no facts which would be disclosed in a survey relating to the property or adjoining properties have changed and title commitment in accordance with the standards set forth in
        Section 5.8 of the Asset Purchase Agreement. Tenant's obligation to close shall be subject to the condition that the Premises shall be subject to no environmental conditions not identified in the Phase I Report prepared by Gannett Fleming, Inc. dated September 2001, or Handex of Connecticut, Inc. dated October 2, 2001, created or caused by Landlord or any third party (third party not to include Tenant), but any environmental condition caused or created by Tenant after the date hereof shall not be Landlord's responsibility, and Tenant or its designee shall accept the conveyance of the Premises notwithstanding any such condition caused or created by Tenant after the date hereof. The following shall occur at closing:

               (1) Landlord shall transfer title to Tenant or its designee subject only to the liens and encumbrances defined as Permitted Encumbrances in the Asset Purchase Agreement (collectively, the "Permitted Exceptions") and real property taxes for the then current year, but Tenant or its designee shall not be obligated to take title subject to any other lien or other encumbrance;

               (2) The deed shall be a special warranty deed conveying marketable and insurable fee simple title to the Premises to Tenant or its designee, subject only to the Permitted Exceptions and in substantially the same form as delivered to Landlord pursuant to the Asset Purchase Agreement;

               (3) Landlord will pay all customary closing costs including recording costs and transfer taxes; provided, however, if title is transferred to Tenant's designee Landlord shall not pay transfer taxes on any consideration received by Tenant from its designee in excess of the Purchase Price. Each party shall pay its own attorney's fees and costs; and

               (4) The parties will execute such other documents as are reasonable and customary to effectuate the transfer of the Premises.

         (b) If at any time prior to October 31, 2003, Landlord receives a bona fide offer to purchase the Premises from a third party, before
     Landlord shall consummate the sale of the Premises to such third party Landlord shall provide Tenant with notice (the "Sale Notice") of Landlord's desire to sell the Premises to the such third party and shall attach a copy of the executed contract for purchase and sale between Landlord and such third party (the "Sale Contract") thereto. Tenant shall have thirty (30) days from its receipt of the Sale Notice to notify Landlord of its intent to purchase the Premises. If Tenant so notifies Landlord, Landlord shall (x) sell the Premises to Tenant or its designee for the Purchase Price pursuant to the terms and conditions set forth in
     Section 22(a)(ii) of this lease, and (y) at Tenant's election, assign its interest in the Sale Contract to Tenant. If Tenant fails to so notify Landlord of its intent to purchase the Premises, Landlord may consummate the sale as contemplated in the Sale Contract. If Landlord fails to consummate the sale of the Premises as contemplated in the Sale Contract, then any subsequent sale (including, without limitation, any sale pursuant to a modification or amendment to the Sale Contract) shall be subject to Tenant's right to repurchase as hereinabove set forth.

         (c) At any time prior to October 31, 2003, Tenant shall have the option to require Landlord to sell the Premises on the terms set forth in this Section 22(c) (the "Call Option"). If Tenant exercises such right upon the terms set forth below, Tenant or its designee shall purchase the Premises from Landlord for a cash amount equal to the Purchase Price
     (as the same may be reduced as set forth in Section 8 hereof). The closing of the Call Option hereunder shall not affect Tenant's obligations under the Transition Services Agreement.

            (i) Tenant shall provide Landlord with notice (the "Call Notice") of Tenant's desire to exercise the Call Option at least 90 days prior to closing. Upon Landlord's receipt of the Call Notice, Tenant shall be entitled to advertise the Premises for sale and to otherwise market the Premises, all as Tenant may so desire, so long as Tenant's actions do not disrupt the provision of Services under the Transition Services Agreement dated of even date herewith.

            (ii) Closing shall take place on the 91st to 135th day following Landlord's receipt of the Call Notice, as Tenant may designate. Closing shall be consummated utilizing an escrow at a national title insurance company selected by Tenant. Such escrow shall be documented on such title company's standard sale escrow instructions. As a condition to Tenant's obligation to close, and in consideration of the sale, Landlord shall make the same representations as Tenant made in Sections 4.10(a), (c), (d) and (e) and 4.21 of the Asset Purchase Agreement (and using the defined terms therein), as to Landlord's ownership and the condition of the Premises, but otherwise Tenant or its designee shall accept the condition of the Premises and Landlord's title thereto as Tenant or Gibson conveyed the same to Landlord, with no additional title matters or conditions, including environmental conditions, relating thereto, whether caused or created by Landlord or by a third party; notwithstanding the preceding part of this sentence, if Landlord is unable to make a required representation as a direct result of any action of Tenant or because The C.R. Gibson Company breached its representations to Landlord contained in Section 4.10 of the Asset Purchase Agreement, the Tenant shall be required to close despite Landlord's inability to make the representation. As a condition to Tenant's obligation to close, and in consideration of the sale, Landlord shall provide Tenant either (i) an updated survey or
        (ii) a copy of an ALTA survey dated no earlier than October 1, 2001 and a current affidavit that no facts which would be disclosed in a survey relating to the property or adjoining properties have changed and title commitment in accordance with the standards set forth in
        Section 5.8 of the Asset Purchase Agreement. Tenant's obligation to close shall be subject to the condition that the Premises shall be subject to no environmental conditions not identified in the Phase I Report prepared by Gannett Fleming, Inc. dated September 2001, or Handex of Connecticut, Inc. dated October 2, 2001, created or caused by Landlord or any third party (third party not to include Tenant), but any environmental condition caused or created by Tenant after the date hereof shall not be Landlord's responsibility, and Tenant or its designee shall accept the conveyance of the Premises notwithstanding any such condition caused or created by Tenant after the date hereof. The following shall occur at closing:

               (1) Landlord shall transfer title to Tenant or its designee subject only to the Permitted Exceptions and real property taxes for the then current year, but Tenant or its designee shall not be obligated to take title subject to any other lien or other encumbrance;

               (2) The deed shall be a special warranty deed conveying marketable and insurable fee simple title to the Premises to Tenant or its designee, subject only to the Permitted Exceptions and in substantially the same form as delivered to Landlord pursuant to the Asset Purchase Agreement;

               (3) Landlord will pay all customary closing costs including recording costs and transfer taxes; provided, however, if title is transferred to Tenant's designee Landlord shall not pay transfer taxes on any consideration received by Tenant from its designee in excess of the Purchase Price. Each party will pay its own attorney's fees and costs; and

               (4) The parties will execute such other documents as are reasonable and customary to effectuate the transfer of the Premises.

            (d) Tenant may designate a third party to take title to the Premises from Landlord upon transfer pursuant to paragraph (a), (b) or
        (c) of this Section 22, and Landlord shall deed the Premises to said designee upon written request of Tenant at any time prior to closing (the "Designee Transfer") provided that: (i) the closing shall not be delayed by reason of the Designee Transfer nor shall the consummation or accomplishment of the Designee Transfer be a condition precedent or condition subsequent to Tenant's obligations under this Lease nor release or discharge Tenant from its covenants and obligations hereunder, and (ii) Tenant shall pay any additional costs that would not otherwise have been incurred by Landlord had Tenant not elected a Designee Transfer. In the event of any Designee Transfer, any consideration from the designee in excess of the Purchase Price shall be the property of Tenant.


     23.  No Encumbrances.
          ---------------

     Landlord shall not encumber the Premises, nor permit the Premises to be encumbered (except for the Permitted Exceptions), nor enter into or consent to any restrictive covenants, easements, mortgages or other agreements that will be binding upon Tenant or the Premises without the prior written consent of Tenant in each such instance, except that Landlord may subject the Premises to a mortgage securing no more than $2,500,000 of principal indebtedness provided that Landlord shall cause such mortgage to be removed from the title to the Premises and shall not convey the Premises to Tenant with such mortgage as an exception if Tenant purchases the Premises as set forth in Section 22 above.


     24. Entire Agreement.
         ----------------

     The entire understanding between the parties is set out in this Lease, this Lease supersedes and voids all prior proposals, letters and agreements, oral or written, and no modification or alteration of this Lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of the State of Connecticut shall be applicable.


     25.  Heirs, Successors, and Assigns.
          ------------------------------

     All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.


     26.  Memorandum Lease.
          ----------------

     This Lease shall not be recorded, but, upon the request of either party, a short form lease will be executed and recorded.


     27.  Landlord's Assignment to Lender.
          -------------------------------

     At the time of the execution of this Lease, Tenant will enter into an agreement acknowledging that Landlord has collaterally assigned its rights hereunder to its lender under certain circumstances.


     IN WITNESS WHEREOF, the parties hereto have set their respective hands or caused this instrument to be duly executed on or as of the day and date first above written.


                                    LANDLORD:

                                    CRG ACQUISITION CORP.


                               By:  /s/ Harold Anderson
                                    ------------------------
                               Name:    Harold Anderson
                               Title:   Chairman and CEO


                                    TENANT:

                                    THOMAS NELSON, INC.


                                By: /s/ Joe L. Powers
                                    ------------------------
                                Name:   Joe L. Powers
                                Title:  Executive Vice President